Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

PRF Technologies Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value	(1)	Other	3,000,000	$1.82	$5,460,000.00	0.0001381	$754.03

Total Offering Amounts:							$5,460,000.00		754.03
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$754.03

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of the Registrant’s ordinary shares on the Nasdaq Capital Market on May 11, 2026. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminable number of additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.